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                                                                    Exhibit 10.3

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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       of

                   TERRA NETWORKS ACCESS SERVICES USA, L.L.C.

                                 October 5, 1999
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                       LIMITED LIABILITY COMPANY AGREEMENT

      THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Terra Networks Access Services USA, L.L.C., a Delaware limited liability company (the "Company"), is made as of October 5, 1999 (the "Effective Date") by and between Telefonica Interactiva USA, Inc., a Florida corporation ("TI"), and IDT Corporation, a Delaware corporation ("IDT") (each of TI and IDT, a "Member" and collectively, the "parties" or the "Members").

                                   WITNESSETH:

      WHEREAS, simultaneous with the execution of this Agreement, Terra Networks, S.A., formerly known as Telefonica Interactiva, S.A. ("Interactiva") and IDT have entered into a certain Joint Venture Agreement (the "Joint Venture Agreement"), pursuant to which the parties have agreed, among other things, to form the Company as part of a joint venture to develop a portfolio of internet service products for customers in the United States, mainly focusing on the Hispanic population in the United States (the "Target Market");

      WHEREAS, the Company was formed to principally provide internet access to customers in the Target Market;

      WHEREAS, TI is a Subsidiary of Interactiva;

      WHEREAS, the Members desire to operate the Company as a limited liability company under the Delaware Limited Liability Company Act (the "Act") for the purposes set forth herein;

      NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

                                    AGREEMENT

                                    SECTION 1

                                   DEFINITIONS

      As used in this Agreement, the following terms have the following meanings:

      "Affiliate" means, with regard to any person, any person which, directly or indirectly controls, is controlled by, or is under common control with, such person, and, with respect to any person who is an individual, the spouse, ancestors and descendants (lineal or by marriage) thereof.

      "business day" means any day other than a Saturday, a Sunday or a day on which banks are authorized or required to close in the State of Delaware.


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      "Control" (including, with correlative meaning, the terms "controlled by"
and "under the common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

      "encumber" means to mortgage, pledge, lien, hypothecate or otherwise encumber, or agree to encumber.

      "involuntary transfer" means any transaction, proceeding or action by or in which any Member shall be involuntarily deprived or divested of any right, title or interest in or to any of the Units, including, without limitation, any seizure under levy of attachment or execution, transfer in connection with bankruptcy or other court proceeding to a trustee in bankruptcy or receiver or other officer or agency, or any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property.

      "person" means any individual, estate, legal representative, trust, partnership, association, organization, firm, company or corporation, joint venture, any other business entity unincorporated or incorporated, any nation or any state or territory thereof or any public officer, agency, board or instrumentality thereof.

      "Subsidiary" of any person means any other person that is directly or indirectly Controlled by such Person (it being understood that neither the Company nor any Subsidiary of the Company shall be deemed to be a Subsidiary of any of the Members).

      "Taxes" means and shall include, without limitation, income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties).

      "transfer" means to sell, assign, convey, donate, bequeath, transfer or otherwise dispose of, or agree to transfer.

      "Unit" means each ownership interest in the Company now owned or hereafter acquired by any of the Members (as well as the ownership interests, Units of stock or otherwise, of any other corporation or entity into or with which the Company may be merged or consolidated, if immediately following such transaction all of the capital stock or other ownership interests of the surviving or resulting corporation or entity is held by persons who were Members immediately preceding such transaction). Any reference to Units or to any number of Units shall be adjusted upward or downward to reflect any pro rata increase or decrease in the outstanding Units by reason of any dividend in Units, split-up of Units, redemption of Units, combination of Units into a lesser number of Units, recapitalization, reclassification, exchange pursuant to a merger or consolidation or similar event (if immediately following such transaction all of the capital stock or ownership interests of the surviving or resulting corporation or entity is held by persons who were Members immediately preceding such transaction).


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                                    SECTION 2

                   FORMATION; TERM; AND BUSINESSES OF COMPANY

      Section 2.1 Formation. The Members hereby agree to form the Company as a limited liability company pursuant to the provisions of the Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

      Section 2.2 Name. The name of the Company is Terra Networks Access Services USA, L.L.C. The business of the Company may be conducted, upon compliance with all applicable laws, under any other name designated by the Members.

      Section 2.3 Term. The term of the Company shall commence on the date that the Company's Certificate of Formation is filed with the office of the Secretary of State of the State of Delaware and shall continue perpetually, unless the Company is dissolved in accordance with the provisions of this Agreement.

      Section 2.4 Businesses and Powers. The business of the Company shall be to provide internet access to customers in the Target Market. The Company may also engage in any other lawful business. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of these businesses.

      Section 2.5 Qualification in Other Jurisdictions. The Members shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business.

                                   SECTION III

                MEMBER INTERESTS AND FUTURE CAPITAL REQUIREMENTS

      Section 3.1 Initial Members. The initial Members, the number of Units each shall own, and the ownership percentage represented by such Units are as follows:

                Name                        Units         Ownership
                                                          Percentage

                TI                          51            51%

                IDT                         49            49%

      The address of each initial Member is set forth on Annex "A" attached hereto.


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      Section 3.2 Personal Property. Each Member's ownership interest in the
Company shall for all purposes be deemed personal property. Each Member shall have no interest in specific Company property, unless and until distributed to the Member.

      Section 3.3 Additional Capital. The Members acknowledge that the Company may require from time to time funds, in addition to funds available from the Company's business, with which to operate the Company, including the payment of taxes, insurance, debt service and other operating expenses of the Company. The Members shall from time to time contribute in cash to the capital of the Company such additional funds as are required by the Company, in amounts proportional to their Unit ownership percentage.

                                   SECTION IV

                             COMPANY MEMBER MEETINGS

      Section 4.1 Calling the Meeting. Meetings of the Company Members may be called at any time by the Board of Directors of the Company or any Member. Notice of any meeting shall be given to all Company Members not less than seven
(7) days nor more than thirty (30) days prior to the date of such meeting.

      Section 4.2 Manner in which Meetings are Conducted. Each meeting of Members shall be conducted by the President or by such other officer or person that the Board of Directors may designate. The Board of Directors shall establish all other provisions relating to meetings of Members, including the time, place or purpose of any meeting at which any matter is to be voted on by the Members, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote, provided however, any Member shall have the right to introduce agenda items for each meeting.

      Section 4.3 Quorum. Members shall take action on a matter at a meeting only if a quorum of the Units entitled to vote on the matter exists. Except as otherwise provided by law, a majority of the Units entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of Members, but in no event shall a quorum consist of less than one-third (1/3) of the Units of each voting group entitled to vote. If less than a majority of outstanding Units entitled to vote are represented at a meeting, a majority of the Units so represented shall be entitled to adjourn the meeting from time to time without further notice. After a quorum has been established at any Members' meeting, the subsequent withdrawal of Members, so as to reduce the number of Units entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a Unit is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.


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      Section 4.4 Voting. Except as otherwise required by law, each Member is entitled to one (1) vote for each outstanding Unit held by him on each matter voted at a Members' meeting. A Member may vote at any meeting of Members of the Company, either in person or by proxy. Except as otherwise required by law, all acts of the Members shall be by affirmative vote by Members holding at least a majority of all outstanding Units that are present or by proxy, at a duly-called meeting where a quorum is present.

      Section 4.5 Written Consents. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

                                    SECTION 5

                         BOARD OF DIRECTORS AND OFFICERS

      Section 5.1 Board of Directors. The Board of Directors shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts, at the expense of the Company, deemed by the Board of Directors to be necessary or appropriate to effectuate the business, purposes and objectives of the Company.

      Section 5.2 Decisions of the Board of Directors. No decision of the Board of Directors shall be made except upon majority vote of all of its members at a meeting duly called with at least five (5) days notice, specifying the agenda for the meeting (which notice may be waived by any of its members, and will be deemed to have been waived if the member participates in the meeting and has been provided with an agenda for the meeting). Meetings may be held telephonically if each of the members participating can hear each of the other members. Action by the Board of Directors may also be taken and represented by a written consent.

      Section 5.3 Appointment of Officers. The Board of Directors may engage one or more officers, including, without limitation, the Chief Executive Officer, a Deputy General Manager, a President, a Secretary and/or a Treasurer (collectively, the "Officers"), to whom the Board of Directors may delegate certain responsibilities with respect to the ordinary and usual business and affairs of the Company in accordance with the Joint Venture Agreement. The Chief Executive Officer shall be nominated by IDT and appointed by the Board of Directors and shall be subject to the reasonable approval of TI. The Controller and Secretary shall be nominated by TI and appointed by the Board of Directors. The acts of the Officers shall bind the Members and the Company when undertaken within the scope of each individual Officer's authority.


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                                    SECTION 6

                              ELECTION OF DIRECTORS

      Section 6.1 Voting for Directors. The Company shall initially have a total of seven (7) directors, of which four (4) shall constitute a quorum to carry any action not otherwise contemplated by Section 7 of this Agreement. A total of four (4) directors shall be designated by TI and three (3) shall be designated by IDT. TI shall appoint the Chairman of the Board. Each Member agrees to vote all Units owned by it in favor of the election of the directors designated by TI and IDT.

      Section 6.2 Vacancies. Should a vacancy in the Board of Directors be caused by death, resignation, removal or otherwise, TI and IDT agree to vote all of the Units of the Company owned by such Members to elect such new nominee as is designated by the Member whose designee has so ceased to serve on the Board of Directors of the Company.

      Section 6.3 Removal of Directors. If at any time any Member proposes to remove any director designated by any other Member, each Member agrees to vote all of the Units held by such Member for such removal only if removal has been approved by the Member whose designee is subject to being so removed.

      Section 6.4 Written Consent. Notwithstanding any reference herein to votes cast at a meeting of the Members, nominees for election as directors may be designated by the Members acting by written consent without a meeting and directors may be elected by the Members acting by written consent without a meeting to the extent permitted by law; provided, however, that nothing in this
Section 6.4 shall authorize the designation, election or removal of directors other than in accordance with the requirements set forth in this Agreement.

                                    SECTION 7

                    ACTIONS REQUIRING SUPERMAJORITY APPROVAL

      The following actions shall require the approval of 75% of the members of the Board of Directors (each such action shall be referenced as a "Supermajority Matter" and collectively as the "Supermajority Matters"):

            (i) the sale, transfer or other disposition of all or substantially all of the assets of the Company, such that the Company would cease to be a going concern;

            (ii) the merger, consolidation or dissolution of the Company other than (A) a merger in which the Company is the surviving corporation, or (B) any merger or consolidation that is determined by a majority of the Board of Directors of the Company to be necessary to continue the development of the business of the Company;


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            (iii) any issuance or agreement to issue any Units of the Company or any option or warrant for, or any security convertible into, any Units of the Company, other than issuances or agreements arising out of the Company's failure to meet performance criteria or other matters described in the Company's
Business Plan and the ISP Project Agreements (as defined in the Joint Venture Agreement) or the Joint Venture Agreement;

            (iv) the amendment of the charter or any other organizational document of the Company, except as may be required by any third party for any financing sought by the Company;

            (v) any change in the percentage representation of the Members on the Company's Board of Directors, except as otherwise permitted in this Agreement;

            (vi) any change in the nature of business in which the Company is engaged;

            (vii) the payment or declaration of any dividend or distribution (as the case may be) by the Company; and

            (viii) the adoption of the Company's Business Plan and any material amendments thereto, provided that any capital calls not specified in the Company's Business Plan shall not be subject to this Section 7.

      Notwithstanding anything to the contrary contained in this Agreement, the Company will not, and the Company will ensure that each of its Subsidiaries will not, in a single or a series of related transactions, take action with respect to any of the Supermajority Matters set forth above without the approval of not less than 75% of the members of the Board of Directors.

                                    SECTION 8

                     RESTRICTIONS ON TRANSFER OR ENCUMBRANCE

      8.1 No Transfer Except as Herein Provided. Except as provided in Section
9.3 of this Agreement, no Member shall voluntarily transfer any Units or any right, title or interest therein or thereto to a third party without the prior written consent of all of the issued and outstanding Units. Neither the Units nor any such right, title or interest therein shall be involuntarily transferred except in accordance with and subject to Section 10. Notwithstanding anything to the contrary herein, subject to Section 8.3 hereof, TI and IDT may freely transfer their Units in the Company to an Affiliate, provided that such Affiliate executes and delivers to the Company an appropriate instrument in which the Affiliate transferee agrees to be bound by this Agreement.

      8.2 Limitation on Encumbrances. In order that the intention of the parties with respect to the transfer of the Units shall not be frustrated, impaired or restricted by any proceeding resulting from or otherwise in respect of the encumbering of any Units, except with the prior written consent of all of the issued and outstanding Units no Member shall at any time encumber any Units unless in connection therewith the person to whom such Units are


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encumbered (the "Secured Party") agrees that upon foreclosure upon such Units following any default with respect to the indebtedness or other obligation secured thereby the Secured Party will promptly make or obtain from a third party a bona fide offer for such Units, and the other Members and the Company shall have the first right to purchase for cash at the price offered by such third party all of the encumbered Units upon such terms and conditions as if such third party had made an offer to purchase all of such Units at such price pursuant to the provisions of Section 9.

      8.3 Agreement to be Bound. Anything in this Agreement to the contrary notwithstanding, no transfer or encumbrance otherwise permitted or required by this Agreement shall be effective unless and until the transferee shall execute and deliver to the Company an appropriate instrument in which such transferee agrees to be bound by this Agreement and to observe and comply with this Agreement and with all obligations and restrictions imposed on Members hereby. Upon such execution, the transferee shall for all purposes be a "Member" or "party" to this Agreement.

      8.4 Transfers in Violation of this Agreement. Transfers and encumbrances of Units may only be made in strict compliance with all applicable terms of this Agreement, and any purported transfer or encumbrance of Units that does not so comply with all applicable provisions of this Agreement shall be void and ineffective, and the Company shall not recognize nor be bound by any such purported transfer or encumbrance and shall not effect any such purported transfer on the stock transfer books of the Company.

                                    SECTION 9

                    THIRD PARTY OFFER; RIGHT OF FIRST REFUSAL

      9.1 Third Party Offer. During the first eighteen (18) months following the Effective Date, no Member will be permitted to transfer its Units to any third party other than an Affiliate. Thereafter, if any Member (the "Member Offeree") receives a "bona fide" written offer (the "Offer") from a potential transferee (the "Offeror") to purchase Units owned by the Member Offeree and the Member Offeree proposes to accept the Offer, the Member Offeree must comply with the provisions of this Section 9 prior to taking any such action. Within ten (10) days of the receipt of the Offer, the Member Offeree shall obtain from the Offeror a statement in writing addressed to the Member Offeree and signed by the Offeror in as many counterparts as may be necessary (collectively, the "Statement") setting forth (i) the date of the Statement (the "Statement Date");
(ii) the number of Units covered by the Offer, the price per Unit to be paid by the Offeror (the "Third Party Price") and the terms of payment of such Third Party Price; (iii) the Offeror's willingness to be bound by the terms of this Agreement if the Offer is accepted; (iv) the Offeror's name, address and telephone number; and (v) the Offeror's willingness to supply any additional information about himself as may be reasonably requested by any of the other Members (the "Other Members").

      9.2 Notice. Within five (5) business days following the Statement Date, the Member Offeree shall give notice (the "Notice") to the Company and the Other Members stating that he


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or it proposes to accept the Offer. The Member Offeree shall deliver with the
Notice (i) the Statement, and (ii) evidence reasonably satisfactory to the Company as to the Offeror's financial ability to consummate the proposed purchase.

      9.3 First Option. The Company shall thereupon have the irrevocable and exclusive option, but not the obligation (the "First Option"), to purchase all, but not less than all, of the Units which the Offeror has proposed to purchase from the Member Offeree (the "Subject Units") at the Closing referred to in
Section 9.6 and for the purchase price and on the terms set forth in Section
9.7. The First Option shall be exercised by the Company by giving notice (the "First Option Notice") to the Member Offeree within fifteen (15) days following the date of the Notice that the Company elects to exercise the First Option. Upon exercise of the First Option, the Company shall have the obligation to purchase the Subject Units on and subject to the terms and conditions hereof. Failure by the Company to exercise the First Option or to give a First Option Notice shall be deemed an election by it not to exercise the First Option.

      9.4 Second Option. If the First Option is not exercised, the Other Members shall thereupon have the irrevocable and exclusive option, but not the obligation (the "Second Option"), to purchase all, but not less than all, of the Subject Units at the Closing referred to in Section 9.6 and for the purchase price and on the terms set forth in Section 9.7. The Second Option shall be exercised by the Other Members by giving notice (the "Second Option Notice") to the Member Offeree and the Company within twenty (20) days following the expiration of the 15-day period referred to in Section 9.3 that such Other Members elect to exercise the Second Option. Any purchase of the Subject Units by the Other Members pursuant to this Section 9.4 shall be pro rata among the Other Members electing to purchase such Units, according to such Other Members' respective ownership of Units, unless such Other Members shall otherwise agree. Upon exercise of the Second Option, the exercising Other Members shall have the obligation to purchase the Subject Units on and subject to the terms and conditions hereof. Failure by any Other Member entitled to exercise the Second Option to give a Second Option Notice shall be deemed an election by it not to exercise the Second Option.

      9.5 Purchases of Less than All Units. Anything in Sections 9.3 and 9.4 to the contrary notwithstanding, the Company and the Other Members having the First Option and the Second Option, respectively, may pursuant to the exercise of the First Option or the Second Option purchase fewer than all of the Subject Units provided that the Company and such persons in the aggregate elect to purchase all, but not less than all, of the Subject Units, and it shall be a condition precedent to the obligation of the Company and such persons to purchase any Subject Units that all, but not less than all, of the Subject Units have in the aggregate been elected to be purchased pursuant to the exercise of the First Option and the Second Option.

      9.6 Closing; Right to Transfer. If any Units are purchased by the Company or the Other Members pursuant to the First Option or the Second Option, then such purchases shall, unless the parties thereto otherwise agree, be completed at a closing (the "Closing") to be held at the principal office of the Company at 10:00 a.m. local time on the tenth (10th) business day following the exercise of any of the First Option or the Second Option, as the case may be. If neither the First Option nor the Second Option are exercised pursuant to this Section 9, the


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Member Offeree may transfer its Units free and clear of any restrictions imposed by this Section 9.

      9.7 Purchase Price. The purchase price for any Units sold pursuant to the First Option or the Second Option shall be an amount equal to the Third Party Price. The purchase and sale shall otherwise be on the applicable terms and conditions of the Offer. The full amount of the purchase price for any Units purchased by the Offeree(s) pursuant to this Section 9 shall be paid in full in cash, or by certified or cashier's check, at the closing described in Section
9.6. In the event that the Offer involved provides for payment for any of the Units, in whole or in part, by means of any consideration other than cash, the Company and the Other Members (as applicable) may purchase the Units for such consideration, if reasonably available to the Company and Other Members, or if not, for its cash equivalent. The cash equivalent of such consideration shall be fixed by a competent independent appraiser selected by the Company and the Member Offeree. In the event the Company and the Member Offeree cannot select a mutually acceptable appraiser, each shall select a competent, independent appraiser, which appraisers shall then select a third competent, independent appraiser, whose determination as to value shall be conclusive and binding on the parties.

                                   SECTION 10

                              INVOLUNTARY TRANSFERS

      10.1 Involuntary Transfers. The provisions of this Section 10 shall apply to any Units that at any time become subject to an involuntary transfer (the "Subject Units") and the Company, the Member owning the Subject Units (the "Subject Member") and any person to whom the Subject Units are proposed to be transferred (a "Proposed Transferee") shall be bound by the provisions of this Agreement.

      10.2 Notice. Promptly upon obtaining knowledge of the occurrence of any involuntary transfer or the occurrence of any event that will result in an involuntary transfer, the Company, the Subject Member and any Proposed Transferee shall give notice (the "Notice") to the other Members (the "Other Members") stating the circumstances alleged to require the involuntary transfer, when the involuntary transfer occurred or is to occur, the number of the Subject Units and the name, address and capacity of the Proposed Transferee.

      10.3 First Option. The Company shall thereupon have the irrevocable and exclusive option, but not the obligation (the "First Option"), to purchase any or all of the Subject Units at the Closing referred to in Section 10.5 and for the purchase price and on the terms set forth in Section 10.6. The First Option shall be exercised by the Company by giving notice (the "First Option Notice") to the Subject Member and any Proposed Transferee within fifteen (15) days following the date of the Notice that the Company elects to exercise the First Option as to any or all of the Subject Units. Upon exercise of the First Option, the Company shall have the obligation to purchase such Subject Units on and subject to the terms and conditions hereof. Failure by the Company to exercise the First Option or to give a First Option Notice shall be deemed an election by it not to exercise the First Option.


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      10.4 Second Option. If the First Option is not exercised as to all of the
Subject Units, the other Members (the "Other Members") shall thereupon have the irrevocable and exclusive option, but not the obligation (the "Second Option"), to purchase any or all of the Subject Units as to which the First Option was not exercised (the "Remaining Units") at the Closing referred to in Section 10.5 and for the purchase price and on the terms set forth in Section 10.6. The Second Option shall be exercised by the Other Members by giving notice (the "Second Option Notice") to the Company, the Subject Member and any Proposed Transferee within twenty (20) days following the expiration of the 15-day period referred to in Section 10.3 that such Other Members elect to exercise the Second Option as to any or all of the Remaining Units. Any purchase of Remaining Units by Other Members pursuant to this Section 10.4 shall be pro rata among the Other Members electing to purchase such Units, according to such Other Members' respective ownership of Units, unless such members shall otherwise agree. Upon exercise of the Second Option, the exercising Other Members shall have the obligation to purchase such Remaining Units on and subject to the terms and conditions hereof. Failure by any Other Member entitled to exercise the Second Option to give a Second Option Notice shall be deemed an election by it not to exercise the Second Option. Any of the Subject Units which are not purchased pursuant to exercise of the First Option or the Second Option shall remain subject to the involuntary transfer.

      10.5 Closing. If any Units are purchased by the Company or the Other Members pursuant to this Section 10, then such purchases shall, unless the parties thereto otherwise agree, be completed at a closing (the "Closing") to be held at the principal office of the Company at 10:00 a.m. local time on the
(10th) tenth business day following the earlier to occur of (i) the exercise of the First Option or the Second Option with respect to all of the Subject Units or (ii) the expiration of the 20-day period referred to in Section 10.4.

      10.6 Purchase Price. The purchase price to be paid for each Unit sold pursuant to this Section 10 shall be an amount in cash equal to the appraised value of such Units as of the end of the most recent fiscal quarter prior to the involuntary transfer, as determined by an independent appraiser selected by the Company. Such appraised value shall be conclusive on all parties. Appropriate adjustment in the purchase price shall be made for any stock dividend, split, recapitalization or issuance by the Company of additional Units of any equity security after the establishment of the appraised value.

      10.7 Deferral of Closing. If on any date specified for a Closing under
Section 10.6 the financial statement of the Company required to determine the applicable purchase price has not been prepared, then the Closing to be held pursuant to Section 10.5 shall be held on the tenth (10th) business day following the delivery to the parties to the proposed sale of copies of such financial statements.


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                                   SECTION 11

                                PREEMPTIVE RIGHTS

      In the event that the Company proposes to issue and sell additional Units other than (i) as a result of a Member failing to make a capital contribution pursuant to the provisions set forth herein and/or in the Joint Venture Agreement; (ii) pursuant to a stock split or stock dividend, (iii) pursuant to the exercise of any option, warrant or convertible security the issuance of which may be approved by the Board of Directors, (iv) in connection with financing transactions with lending institutions which are approved by the Board of Directors, or (v) pursuant to a public offering by the Company of capital stock pursuant to due authorizations from appropriate authorities for sales of securities to the public ("Public Offering"), each Member of the Company shall have the right, prior to such sale of Units by the Company, to purchase a percentage of such Units equal to their proportionate interest in the Company (the "Pro Rata Amount") at the proposed issuance price, which right shall be exercisable by written notice to the Company (a "Purchaser Notice") given within ten (10) days after receipt by each Member of written notice of such proposed issuance. If a Member shall fail to respond to the Company within the ten-day notice period, such failure shall be regarded as a rejection of its right to participate in the purchase of the Units. Each Member may also indicate in his or its Purchaser Notice, if he or it so elects, his or its desire to participate in the purchase of the Units in excess of his or its Pro-Rata Amount. If any Member declines to purchase his or its Pro Rata Amount of the Units (such Pro Rata Amount being hereinafter called the "Excess Units"), then those Members who indicated in their Purchaser Notice a desire to participate in the purchase of the Excess Units shall be deemed to have agreed to purchase the Excess Units in proportion to their respective Pro Rata Amounts. Unless the Members elect to purchase all of the Units, the Company may issue all (but not less than all) of the Units which the Members have not elected to purchase, at the price specified by the Company in its notice to the Members, provided that such issuance is bona fide and made within one hundred twenty (120) days of the date of such notice.

      The closing of any purchase by the Members under this Section 11 shall be held at the principal office of the Company at 10:00 A.M. local time three (3) business days after being notified of the closing by the Company, or at such other time and place as the parties to the transaction may agree upon. At such closing, the Members participating in the purchase shall deliver, in cash or by official bank check, payment in full for such Units and all parties to the transaction shall execute such additional documents as are otherwise appropriate.

                                   SECTION 12

                                    TAG-ALONG

      If at any time after the date hereof and prior to the Initial Public Offering ("IPO") of the Company's Units, either Member (the "Selling Member") receives an offer to purchase or Transfer any of the Units of the Company (the "Majority Units") owned by it, and the Selling Member desires to accept such offer, the Selling Member shall give notice (the "Take-Alone Notice") to the other Member (the "Other Member") together with a copy of the offer. All of the Members (i.e., the Selling Member and the Other Member) shall thereupon have the right, but not the obligation, to sell to the offeror in the aggregate the number of Units specified in said offer, allocated pro rata to reflect their proportionate ownership of Units, upon the same terms (including price) as set forth in the Take-Along Notice. The option described in this Section 12 shall expire upon the consummation by the Company of an IPO.

                                   SECTION 13

                               REGISTRATION RIGHTS

      13.1 Registration. If at any time the Company proposes to prepare and file any registration statement (a "Registration Statement") with the Securities and Exchange Commission at any time after 180 days following the IPO on a form on which the Units owned by the Members are eligible to be registered, the Company shall give the Members written notice of its intention to do so (the "Notice") at least fifteen (15) business days prior to the filing of such Registration Statement. Upon the written request of any Member, made within five (5) business days after receipt of the Notice, that the Company include any of the Units owned by such Member in the proposed Registration Statement, the Company shall use its best efforts to effect the registration under the Securities Act of 1933, as amended, of the Units which it has been so requested to register, subject to Section 13.2 below. Notwithstanding the provisions of this Section 13.1, the Company shall have the right in its sole and absolute discretion to at any time after it shall have given the Notice to the Members, elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

      13.2 Limitation on Number of Units to be Registered. If pursuant to
Section 13.3, all of the Members are unable to include all of their Units in the Registration Statement despite their desire to do so, then the Members shall be entitled to include their Units in the Registration Statement pro rata based on their proportionate ownership of all of the Units of the Company.

      13.3 Limitation on Registration Rights. The registration rights granted hereunder are subject to the discretion of the managing underwriter of the offering covered by the Registration Statement to determine the amount, if any, of the Units that may be included in the Registration Statement and the other terms of the offering.

      13.4 Covenants of the Members With Respect to Registration. Each Member that elects to include some or all of its Units in a Registration Statement covenants and agrees with the other Member as follows:

            a. Upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, the Member shall promptly discontinue the sale of its Units included in such Registration Statement until it receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

            b. The Member shall provide to the Company in writing such information with respect to itself and a proposed distribution of any of the Units owned by it as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

            c. The Member will sell its Units on the basis provided in any underwriting arrangements relating to the offering covered by the Registration Statement.

            a. The Member will complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of all underwriting arrangements relating to the offering covered by the Registration Statement.

      13.5 Lock-Up. Each Member further agrees that the Member will not effect any public sale or other distribution of any Units or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities, during the 90 days after the effectiveness of the offering covered by the Registration Statement, except as part of such offering or if otherwise permitted by the Company or the managing underwriter of the offering.

      13.6 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Section 13, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons or entities retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company, and the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system, the Company shall not, however, pay (i) underwriting discounts or commissions to the extent related to the sale of the Member's Units sold in any registration and qualification, or (ii) fees and expenses of counsel to any Member relating to such registration and qualification.

      13.7 Indemnification

            a. The Company will indemnify and hold harmless each Member and each officer and director of the Member (collectively, the "Protected Party") from and against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees and costs incurred in connection with the investigation, defense and settlement of the matter) caused by any untrue statement of a material fact contained in a Registration Statement covering Units owned by the Protected Party, any post-effective amendment thereto or any prospectus included therein, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission which is based upon information furnished or required to be furnished in writing to the Company by the Protected Party expressly for use therein.

            b. Each Member agrees to severally and not jointly indemnify the Company and each officer and director of the Company from and against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees and costs incurred in connection with the investigation, defense and settlement of the matter) caused by any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement covering Units owned by the Member, any post-effective amendment thereto, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission which is based upon information furnished in writing to the Company by the Member expressly for use in the Registration Statement.

            c. If for any reason, any indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

            d. In the case of an underwritten offering covered by the Registration Statement, the indemnification provisions of the underwriting agreement for such offering shall supercede and replace in their entirety the indemnification provisions contained in this Section 13.

                                   SECTION 14

                       CONFIDENTIALITY AND NON-COMPETITION

      14.1 Confidential Information. Each Member acknowledge that as a result of its interests in the Company, it will acquire knowledge of, and will have access to, proprietary and confidential information of the Company, including, without limitation, pricing policies, trade secrets, technical information, know-how, plans, methods of operations, financial and marketing information, the identity of accounts and other persons with whom the Company has business relationships, and other information that could reasonably be regarded as confidential or proprietary by the Company, regardless of whether such information is considered to be confidential or proprietary by third parties (collectively, the "Confidential Information"), and that such information, even though it may be or have been developed or acquired by or through the efforts of one or more of the Members, constitutes valuable, special and unique assets of the Company developed or acquired at great expense which are the exclusive property of the Company.

Accordingly, no Member shall, unless required by law as contemplated pursuant to
Section 6.5 below, at any time during the later to occur of the period ending two (2) years after (a) it has transferred all of its Units pursuant to the terms of this Agreement, (b) this Agreement is no longer in full force and effect and (c) the Joint Venture Agreement is no longer in full force and effect (the "Confidentiality Period), (i) reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and executives of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company, or (ii) use any of the Confidential Information without the prior written consent of the Company. For purposes of this Section 14, "Member(s)" shall include, when applicable, the officers, directors, key employees, Affiliates and the successors and assigns of such Member(s), as well as any person controlling more than a 25% equity interest in, or otherwise exercising control over, the Member or any of its Affiliates.

      14.2 Non-Competition. During the period ("Non Compete Period") commencing on the date of the execution of this Agreement and ending on the date which is eighteen (18) months from the date hereof, neither IDT nor TI nor any of their Subsidiaries, successors or assigns shall serve as an individual proprietor, partner, stockholder, officer, executive, director, consultant, agent, joint venturer, investor, lender, or in any other capacity whatsoever alone or in association with other persons, own, manage, operate, control or participate in the ownership of, work for or permit the use of his or its name by, or be connected in any manner with, any person or business activity which may compete in any manner with the business of the Company within the United States (the "Territory"). For purposes of this Section 6, the business activity of the Company means providing internet access to customers in the Target Market.

      In order to avoid any doubt, IDT and TI specifically agree that included in activities prohibited during the Non Compete Period is the purchase of or investment by IDT or TI or their Subsidiaries in any entity that provides internet access to customers in the Target Market unless such purchase or investment is effected through the joint venture. After the Non Compete Period, TI shall be permitted to purchase or invest in any such entity described in the immediately preceding sentence provided that, immediately prior to such purchase or investment, TI gives IDT the written option to participate in such purchase or investment in an amount pro rata to IDT's interest in TI at the time of such purchase or investment. At all times, TI and IDT will give each other the written option to participate in any purchase of an investment in an entity in which either IDT or TI, as the case may be, is about to invest and which entity does not compete with the business activities of the Company.

      With respect to TI, the Non Compete provisions contained in this Section
14.2 shall expire at the end of the Non Compete Period. With respect to IDT, the Non Compete provisions contained in this Section 14.2 shall survive beyond the Non Compete Period until the date which is two (2) years following the date on which IDT ceases to be a shareholder of TI.

      14.3 Non-Circumvention. During the Non-Competition Period, the Members shall not, directly or indirectly, individually or through any person (i) in any way, solicit, divert, or take away or seek to cause any person who is or who has been a lender, trustee, investor, customer, client, borrower, buyer, seller, broker, agent, supplier or other person having a business relationship with the Company (hereinafter collectively referred to as "Contacts") to refrain from patronizing or otherwise interfere with the relationship between the Company and the Contact, or assist any other person to do so; or (ii) render any service or enter into any contract, deal or other form of business undertaking with a Contact, or assist any other person to do so, if doing so would cause the Member to violate any of the restrictions applicable to it under Section 6.2 above. The Members hereby acknowledge and irrevocably agree that any and all information that they may directly or indirectly learn from the Company regarding the Contacts is the exclusive property of the Company, and therefore deemed Confidential Information.

      14.4 Non-Solicitation. During the Non-Competition Period, the Members shall not, directly or indirectly, individually or through any party recruit or otherwise solicit, entice, induce or request any individual who is an employee, executive or consultant of the Company to terminate his or her relationship with the Company, or hire any such individual who has left the employment of the Company any time after the period commencing six (6) months from the Effective Date. Notwithstanding anything to the contrary contained in this Agreement, no Member shall be restricted from hiring or soliciting any employee, executive or consultant of the Company who was an employee, executive or consultant of the Member or any of its Affiliates at any time prior to the term of this Agreement.

      14.5 Involuntary Disclosures. In the event that any Member becomes legally compelled, by deposition, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any Confidential Information, such Member shall provide the Company with prompt written notice thereof so that the Company (or, at the Company's request and expense, such Member) may seek an appropriate protective order or other appropriate remedy to preserve the confidentiality of the Confidential Information and such Member agrees that it shall not oppose and shall cooperate with the Company with respect to a request for any such protective order or other remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, such Member is nonetheless legally required, in the written opinion of his or its counsel (which opinion shall be provided to the Company's counsel and reasonably acceptable to the same), to disclose Confidential Information to any legislative, judicial or regulatory body, agency, authority or tribunal or else stand liable for contempt, fine or suffer other censure or penalty, such Member may disclose such Confidential Information to such authority or tribunal without liability hereunder; provided that such Member shall disclose only that information that is required and shall withhold all information not required to be disclosed.

      14.6 Equitable Relief/Enforceability. The Members understand and agree that, in the event of a breach of this Section 14, remedies in law are not adequate, and the Company and/or any Member shall be entitled to secure the enforcement of any restriction, covenant or other provision set forth in this
Section 14, in the event of a breach of the same by another Member, by means of injunction or other similar relief available at law as a matter of right, in addition to any other rights and remedies. The covenants, restrictions and other provisions set forth in this Agreement are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Company. Each of the Members acknowledges that compliance by him with the restrictions set forth in this Section 6 will not prevent him from earning a livelihood. If any

Member (a "Breaching Member") breaches any of the covenants, restrictions or other provisions of Section 14.2, in addition to its other rights and remedies, the Company and/or any other Member shall have the right to require the Breaching Member to account for, disgorge and pay over to the Company all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by the Breaching Member from the action constituting such breach. It is the desire and intent of the parties that the covenants, restrictions and other provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any covenant and/or restriction set forth in this Agreement relating to the time period, scope of activities or geographic area of restrictions is declared or deemed invalid or unenforceable by the laws of the jurisdiction wherein it is to be enforced, by reason of being vague or unreasonable as to duration, or geographic scope, or scope of activities restricted, or for any other reason, such agreements or covenants shall become and be immediately amended and reformed in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

                                   SECTION 15

                              UNIT TRANSFER RECORD

      The Company shall keep a Unit transfer book in which the name and address of each Member shall be recorded. No transfer or issuance of any Units shall be effective or valid unless and until recorded in such stock transfer book. The Company agrees not to record any transfer or issuance of Units in its Unit transfer book unless the transfer or issuance is in strict compliance with all provisions of this Agreement. Each Member agrees that, in the event it desires to make a transfer, it shall furnish to the Company such evidence of its compliance with this Agreement as may be required by the Board of Directors of, or counsel for, the Company.

                                   SECTION 16

                         DELIVERY OF STOCK AND DOCUMENTS

      Upon the closing of any purchase of Units pursuant to this Agreement, the seller shall deliver to the purchaser thereof the following: (i) the certificate or certificates representing the Units being sold, duly endorsed for transfer and bearing such documentary stamps, if any, as are necessary, and (ii) such assignments, certificates of authority, tax releases, consents to transfer, instruments and evidence of title of the seller and of its compliance with this Agreement as may be reasonably required by the purchaser (or by counsel for the purchaser).

                                   SECTION 17

                              AGREEMENTS BY COMPANY

      The Company agrees for and on behalf of itself and its successor and assigns that (i) it consents to this Agreement; and (ii) it shall not issue, transfer or reissue any of its Units in violation of the provisions of this Agreement.

                                   SECTION 18

                                   TERMINATION

      This Agreement shall automatically terminate and be of no further force and effect upon the occurrence of any of the following events: (i) the Company shall cease to conduct its business by decision of its Board of Directors for a period in excess of one (1) year other than as a result of governmentally imposed or other restrictions which the Company is then contesting in good faith by appropriate proceedings; (ii) the making of a general assignment for the benefit of the Company's creditors; (iii) the appointment of a trustee or receiver for the Company, or for its property or a substantial portion thereof;
(iv) the filing by the Company of any voluntary proceedings under any applicable insolvency or bankruptcy law; (v) the filing against the Company of any involuntary proceedings under any applicable insolvency or bankruptcy law which is not dismissed within ninety (90) days after the date of such filing; (vi) the adjudication by any court of competent jurisdiction that the Company is insolvent or bankrupt; (vii) the liquidation or dissolution of the Company;
(viii) at such time as only one Member exists hereunder; or (ix) upon the written agreement of all of the Members.

                                   SECTION 19

                                  MISCELLANEOUS

      19.1 Company's Joinder. Promptly after the formation of the Company, the parties shall cause the Company to execute a counterpart of this Agreement and thereby become a party to this Agreement.

      19.2 Endorsement of Unit Certificates. Conformed copies of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company at its principal office. An officer of the Company shall endorse each certificate representing the Units heretofore or hereafter issued by the Company to any person by causing to be placed on the face thereof the following:
"Transfer is subject to restrictive legend on back" and by causing to be placed on the back thereof the following legend:

            The ownership interests represented by the within certificate is issued, accepted and held subject to the terms of the Limited Liability Company Agreement dated October 5, 1999 of the Company. A copy of such Limited

      Liability Company Agreement has been filed at the office of the Company. This certificate and the ownership interest represented hereby is not subject to sale, assignment, transfer, mortgage, pledge, hypothecation, or other encumbrance or disposition, except as provided in the Company's Limited Liability Company Agreement. By accepting this certificate the holder thereof agrees to be bound by the terms and conditions of said Limited Liability Company Agreement.

      19.3 Additional Members. If additional Units are issued to any person, the Company may, but shall not be obligated to, permit such person to become a party to this Agreement and succeed to all of the rights and obligations of a "Member" under this Agreement (save for any provisions of this Agreement which specifically relate to the rights and obligations of TI and IDT) by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such person or entity shall for all purposes be a "Member" or "party" to this Agreement.

      19.4 Amendments. Any amendment to this Agreement shall be adopted and be effective as an amendment hereto if it receives the affirmative vote of all of the Members, provided that such amendment be in writing and executed by all of the Members.

      19.5 Pro Rata Purchases by Members. Wherever reference is made in this Agreement to the rights of Members to purchase Units on a pro rata basis, each of the Members who has elected to purchase Units by giving notice in accordance with the provisions of this Agreement shall be entitled to purchase such number of Units as the number of Units owned by it bears to the number of Units owned by all of the Members so electing to purchase Units.

      19.6 Specific Performance. Each of the parties acknowledges that it will be impossible to measure in money the damage to the Company, the Members or to any of them, if it or its transferee fails to comply with any of the restrictions or obligations imposed by this Agreement, that every such restriction and obligation is material, and that in the event of any such failure, the Company or other Members or any of them will not have an adequate remedy at law or in damages. Therefore, each party consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of an aggrieved party without bond or other security, to compel performance of all of the terms hereof, and waives any defenses thereto, including, without limitation, the defenses of (i) failure of consideration, (ii) breach of any other provision of this Agreement and (iii) availability of relief in damages.

      19.7 Notices. All notices, consents, elections and directions required or permitted under this Agreement (collectively "Notices") shall be given in writing by registered or certified mail, postage prepaid, and addressed, if to the Company, at its principal executive office to the attention of the President, and if to any Member, to such Member's address set forth in Annex A attached to and made a part hereof. Copies of all Notices sent hereunder to the Company or any of the Members shall be sent, in like fashion, as follows:

                    Greenberg Traurig, P.A.
                    1221 Brickell Avenue

                    Miami, Florida 33131
                    Attn: Patricia Menendez Cambo, Esq.

                    and

                    Morrison & Foerster LLP
                    1290 Avenue of the Americas
                    New York, New York 10104
                    Attn: Raphael Grunfeld, Esq.

All Notices hereunder that are mailed shall be deemed to have been given or delivered on the date of mailing.

      19.8 Entire Agreement. This Agreement supersedes all prior agreements among the parties with respect to the subject matter hereof. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof except where expressly otherwise stated herein. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except expressly by an instrument in writing signed all of the Members. No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party. No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any person not a party to this Agreement.

      19.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws principles.

      19.10 Arbitration. All claims, disputes and other matters in question arising out of, or relating to, this Agreement shall be submitted to arbitration in accordance with the Rules of the American Arbitration Association then pertaining, unless the parties mutually agree otherwise, and pursuant to the following procedures:

            a. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. Three arbitrators shall be chosen. Each party shall select one arbitrator, and the American Arbitration Association shall select the third arbitrator. A determination by a majority of the panel shall be binding on the parties.

            b. Reasonable discovery, as determined in the sole discretion of the arbitrators, shall be allowed.

            c. All arbitration proceedings shall be held in Miami, Florida.

            d. The parties agree that the issues being resolved hereunder shall be determined by arbitration pursuant to the provisions set forth herein and pursuant to the applicable rules of the American Arbitration Association then in effect insofar as such rules are not inconsistent with the provisions set forth herein.

            e. The costs and fees of the arbitration shall be allocated by the arbitrators. The party or parties prevailing in the arbitration will be entitled, in addition to such other relief as may be granted, to reasonable attorneys' fees, if any, as shall be awarded by the arbitrators.

            f. The award rendered by the arbitrators shall be final and in writing, and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.

            g. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to obtain an injunction to protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration on all remaining issues.

      19.11 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and its or his respective heirs, successors, assigns, distributees and legal representatives, and by their signatures hereto, the Company and each Member intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or in or in respect of this Agreement or any provision herein contained.

      19.12 Severability. If any provision of this Agreement or portion thereof, or the application thereof to any person or circumstances or in any country, shall be held to any extent invalid, unlawful or unenforceable, the remainder of this Agreement (or of such provision) and the application thereof to other persons and circumstances or in other countries shall not be effected thereby.

      19.13 Further Actions. The Company and the Members shall execute and deliver all such further instruments and take such other and further action as may be reasonably necessary or appropriate to effectuate the provisions of this Agreement and the intention of the parties as expressed herein.

      19.14 Access to Information. Each Member (and their respective agents, representatives and advisors) shall, upon written notice to the Company, be permitted all reasonable access, on an ongoing basis, to the books and records of the Company in accordance with (and subject to) the policies developed therefor by the Board of Directors. The Member requesting such access and the Company or Company Subsidiary which is the subject of the request for access, shall each bear their respective costs and expenses in respect of such access.

      19.15 Subsidiaries of the Company. The Company and the Members shall not permit the Company's Subsidiaries to act in contravention of this Agreement, of the resolutions taken by the Members in a meeting of the Members, or of the actions taken by the Board of Directors of the Company. No holder of a power of attorney of the Company shall vote the Units of the capital stock or other equity interests of any Subsidiary without the prior approval and the direction from the Members or the Board of Directors. The organizational documents for each of the Company's Subsidiaries shall require such Subsidiaries to obtain the approval of the

Company, as a Member of such Company Subsidiary, before taking any action that constitutes a Supermajority Matter.

      19.16 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument.

      19.17 Variation in Terms. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Each defined term herein may be used in either its singular or plural form whether or not so defined.

      19.18 Headings. All Section headings herein and in the table of contents hereto are for convenience of reference only and are not part of this Agreement, and no construction or inference shall be derived therefrom.

      19.19 Annexes. The Annexes are a part of this Agreement as if fully set forth herein. All references to Sections and Annexes shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                          TERRA NETWORKS INTERACTIVE
                                          SERVICES USA, L.L.C.


                                          By:__________________________________
                                          Name:________________________________

                                          Title:_______________________________


                                          MEMBERS:

                                          TELEFONICA INTERACTIVA USA, INC.


                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                          IDT CORPORATION


                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                     ANNEX A

                              ADDRESSES OF MEMBERS

MEMBER                                          ADDRESS
------                                          -------

TELEFONICA INTERACTIVA USA, INC.                1221 Brickell Avenue
                                                Miami, Florida 33131
                                                Attn: Cristina Lamana
                                                Fax:

IDT CORPORATION                                 190 Main Street
                                                Hackensack, N.J. 07601
                                                Attn: Hal Brecher
                                                Fax: (201) 928-2885